EXHIBIT 99.1

Simmons First National Corporation Declares $0.15 Per Share Dividend

PINE BLUFF, Ark., Oct. 24, 2018 (GLOBE NEWSWIRE) -- Simmons First National Corp.’s (NASDAQ: SFNC) board of directors declared a regular $0.15 per share quarterly cash dividend payable January 4, 2019, to shareholders of record December 14, 2018.   This dividend represents a $0.025 per share, or 20 percent, increase over the dividend paid for the same period in 2017.  The per share data reflects the effect of the company’s two for one stock split effective February 8, 2018.

Simmons First National Corp. is a financial holding company, headquartered in Pine Bluff, Ark., with total assets of $16.3 billion as of September 30, 2018 conducting financial operations in Arkansas, Colorado, Kansas, Missouri, Oklahoma, Tennessee and Texas.   The company, directly and through its subsidiaries, offers comprehensive financial solutions delivered with a client-centric approach.

FOR MORE INFORMATION CONTACT:

Stephen C. Massanelli
Executive Vice President, Chief Administrative Officer and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000